Section 906 Certification

Alberto Osorio, Chief Executive Officer and Chief Financial Officer* of The Mexico Fund, Inc., a Maryland corporation (the “Registrant”), certifies that:

1.          The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.         The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

CHIEF EXECUTIVE OFFICER	and	CHIEF FINANCIAL OFFICER

/s/ Alberto Osorio
Alberto Osorio
Principal Financial Officer Date: December 29, 2025

*	Mr. Osorio performs the functions of chief financial officer of the Fund solely for purposes of Section 906 of the Sarbanes Oxley Act of 2002.